UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 16, 2009
Date of Report (Date of earliest event reported)

OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Pinelawn Road
Melville, NY  11747
(Address of principal executive offices)

(631) 962-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 3, 2009, Colin Goddard, Ph.D., Chief Executive Officer of OSI Pharmaceuticals, Inc. (“OSI”), together with other members of OSI’s management team, presented the information reflected in the slides attached as Exhibit 99.1 to this Current Report on Form 8-K at OSI’s R&D Analyst Day.   Playback of the webcast presentation is available on OSI’s website at www.osip.com until December 31, 2010.

The information in this Item 8.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains “forward-looking statements” that do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions. These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “should,” or “anticipate” or similar terminology. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except for OSI’s ongoing obligations to disclose material information under the federal securities laws, OSI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which OSI competes, the forward-looking statements of OSI contained in this Current Report on Form 8-K are also subject various risks and uncertainties, including those set forth in Item 1A, “Risk Factors”, in OSI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in its subsequent filings made with the Securities and Exchange Commission.

This Current Report on Form 8-K also contains both generally accepted accounting principals, or GAAP, and non-GAAP financial measures. The non-GAAP financial measures include adjusted net income from continuing operations, which has a directly comparable GAAP financial measure. OSI has provided these non-GAAP financial measures to adjust for the impact of the following expenses:

•   equity-based compensation;

•   imputed interest related to OSI’s 2% Convertible Senior Subordinated Notes due 2025 and 3% Convertible Senior Subordinated Notes due 2038, which results from the application of Accounting Standards Codification Subtopic 470-20, which provides guidance for the bifurcation of the conversion feature from the debt component of convertible debt instruments that may be settled in cash upon conversion;

•   amortization of acquired intangible assets;

•   acquired in-process research and development;

•   non-cash tax expense, which results in an adjustment of OSI’s effective tax rate of approximately 39% to reflect its actual cash tax rate of approximately 3%; and

•   restructuring and other costs related to OSI’s consolidation of its U.S. operations.

These items have been adjusted because they are non-cash, non-recurring or not otherwise considered to be core to OSI’s business. Management uses these non-GAAP financial measures internally to evaluate the performance of the business, including the allocation of resources as well as the planning and forecasting of future periods, and believes that these results are useful to others in analyzing the core operating performance and trends of OSI for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These non-GAAP measures should be considered as a supplement to, not a substitute for or superior to, the corresponding financial measures calculated in accordance with GAAP.

On November 16, 2009, OSI announced that the Oncologic Drugs Advisory Committee of the U.S. Food and Drug Administration will review the use of Tarceva® (erlotinib) as a first-line maintenance therapy for patients with advanced non-small cell lung cancer who have not progressed following first-line treatment with platinum-based chemotherapy at its December 16, 2009 meeting.  A copy of OSI’s press release, dated November 16, 2009, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Slides from December 3, 2009 R&D Analyst Day presentation.
99.2	Press Release dated November 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	OSI PHARMACEUTICALS, INC.

	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slides from December 3, 2009 R&D Analyst Day presentation.
99.2	Press Release dated November 16, 2009.